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                                                                EXHIBIT (10)(k)

                     1994 NON-EMPLOYEE DIRECTORS STOCK PLAN

     On August 25, 1994, the Board of Directors adopted and recommended for submission to shareholders for their approval the 1994 Non-Employee Directors Stock Plan (the "Plan"). The purpose of the Plan is to provide compensation to non-employee directors of the Company that will further link such directors' interest with those of the Company's shareholders. If approved by shareholders, the Plan will become effective on October 27, 1994. The following summary is qualified in its entirety by reference to the complete text of the Plan, which is set forth in Exhibit 1 to this proxy statement.

     Participation in the Plan is limited to Company directors who are not employees of the Company or any of its subsidiaries. An aggregate of 100,000 shares of Company common stock is reserved for issuance under the Plan. Such number of shares may be appropriately adjusted in the event of certain changes in the Company's capitalization, such as stock dividends, stock splits or recapitalizations. Shares of common stock issuable under the Plan may be authorized and unissued shares, shares held in treasury or any combination thereof.

     If the Plan is approved by shareholders, for each fiscal year beginning with the year which commenced July 1, 1994, each non-employee director of the Company who is elected a director at the Annual Meeting of Shareholders for such year or who is continuing as a director as of the Annual Meeting for such year will receive an award of 500 shares of common stock effective as of the conclusion of such Annual Meeting. Such shares may not be sold, transferred or otherwise disposed of for a period of six months after receipt (except in the case of the death or disability of the director).

     The Plan will be administered by the Nominating & Organization Committee of the Company's Board of Directors or such other Board committee as may be appointed by the Board consisting of not less than three Board members. The Board of Directors may amend the Plan in any respect, provided that no amendment may be made without shareholder approval that (i) would materially increase the maximum number of shares of common stock available for issuance under the Plan,
(ii) would materially increase the benefits accruing to participants under the Plan, or (iii) would materially modify the requirements as to eligibility for participation in the Plan, and provided, further, that the Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the rules thereunder. The Board of Directors also has authority to terminate the Plan at any time.

     Except as provided in the following sentence, a director will recognize ordinary income six months following the date of receipt of the shares (I.E., at the end of the period during which the director may not sell the shares) in an amount equal to the fair market value of the shares at that time. Within 30 days after the date the director receives the shares, the director may elect under Section 83(b) of the

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Code to recognize taxable ordinary income at the time of receipt in an amount equal to the fair market value of the shares at such time. Receipt of the shares shall be considered to have occurred as of the date of the Annual Meeting on which the award is effective.

     A director's holding period for the shares for tax purposes will begin at the time taxable income is recognized, and the tax basis in the shares will be the amount of ordinary income so recognized. Any dividends received on the shares prior to the date the director recognizes income as described above will be taxable compensation income when received. The Company is entitled to a federal income tax deduction equal to the amounts of income recognized by a director.

     The affirmative vote of the holders of a majority of the shares of Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Plan.

     The Board of Directors recommends a vote FOR approval of the 1994 Non-Employee Directors Stock Plan.


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